On February 4, 2005, a Special Meeting of shareholders (the "Meeting") of the LEADER Mutual
Funds (the "Trust") was held. The matters considered at the meeting together with the actual vote tabulations relating to such matters are as follows:

Proposal 1: To approve an agreement and plan of reorganization as set forth in Appendix A to the Proxy
Statement between the Trust on behalf of the LEADER
Growth Equity Fund, LEADER Growth & Income Fund, LEADER
Balanced Fund, LEADER Tax-Exempt Bond Fund, LEADER
Intermediate Bond Fund, LEADER Tax-Exempt Money Market
Fund and LEADER Money Market Fund, each a series of the Trust, and Regions Morgan Keegan Select Funds, on behalf of corresponding newly created series of the Regions Morgan Keegan Select Funds.

Number of Votes FOR:		Shares		  %
LEADER Growth Equity Fund 	3,003,713.694	95.133
LEADER Growth & Income Fund	4,992,495.391	92.447
LEADER Balanced Fund		5,254,817.323	95.632
LEADER Tax-Exempt Bond Fund	1,259,220.216   85.655
LEADER Intermediate Bond Fund	7,826,591.847	95.266
LEADER Tax-Exempt Money
Market Fund			20,494,562.700	94.856
LEADER Money Market Fund	183,011,847.680 96.942

Number of Votes AGAINST:	Shares	      %
LEADER Growth Equity Fund 	0.000	    0.000
LEADER Growth & Income Fund	0.000	    0.000
LEADER Balanced Fund		0.000	    0.000
LEADER Tax-Exempt Bond Fund	0.000	    0.000
LEADER Intermediate Bond Fund	0.000	    0.000
LEADER Tax-Exempt Money
Market Fund			0.000 	    0.000
LEADER Money Market Fund	0.000	    0.000

Number of Votes ABSTAINING:	Shares	      %
LEADER Growth Equity Fund 	0.000	    0.000
LEADER Growth & Income Fund	2,554.260   0.047
LEADER Balanced Fund		0.000	    0.000
LEADER Tax-Exempt Bond Fund	0.000	    0.000
LEADER Intermediate Bond Fund	0.000	    0.000
LEADER Tax-Exempt Money
Market Fund			0.000 	    0.000
LEADER Money Market Fund	0.000	    0.000

Proposal 2: To approve an agreement and plan of reorganization as set forth in Appendix B to the Proxy
Statement between the Trust on behalf of the LEADER
Short Term Bond Fund, a series of the Trust, and Morgan
Keegan Select Fund, Inc., on behalf of Regions Morgan
Keegan Select LEADER Short Term Bond Fund, a newly created series of Morgan Keegan Select Fund, Inc.

Number of Votes FOR:		Shares		 %
LEADER Short Term Bond Fund	6,990,692.036  95.089

Number of Votes AGAINST:	Shares	         %
LEADER Short Term Bond Fund	0.000	       0.000

Number of Votes ABSTAINING:	Shares	         %
LEADER Short Term Bond Fund	0.000	       0.000